Exhibit 99.1

eHealth, Inc. Announces Fourth Quarter and Fiscal 2012 Results

Fourth Quarter 2012 Overview

•	Revenue of $45.3 million, an increase of 5% compared to the fourth quarter of 2011
•	Submitted applications for IFP products increased 10% from the fourth quarter of 2011
•	Total estimated members increased 21% from the fourth quarter of 2011
•	Operating income of $4.3 million, compared to operating income of $4.4 million for the fourth quarter of 2011
•	GAAP net income of $2.4 million, or $0.11 per diluted share. Fourth quarter 2012 GAAP net income includes a negative impact of $0.3 million or $0.01 per diluted share from an asset impairment charge
•	Cash flows from operations were $5.2 million, an increase of 106% compared to the fourth quarter of 2011

MOUNTAIN VIEW, Calif.—February 14, 2013—eHealth, Inc. (NASDAQ: EHTH), America’s first and largest private health insurance exchange, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2012.

Gary Lauer, chief executive officer of eHealth stated, “In 2012 we achieved good progress across the key areas of our business. We returned to annual revenue and GAAP earnings growth after a challenging 2011, completed the transition of our Medicare business to a direct fulfillment model ahead of schedule, and saw a significant improvement in our Individual and Family Plan business.”

Fourth Quarter 2012 Results

Revenue—Revenue for the fourth quarter of 2012 totaled $45.3 million, a 5% increase compared to revenue of $43.1 million for the fourth quarter of 2011. Commission revenue for the fourth quarter of 2012 totaled $37.3 million, a 19% increase compared to commission revenue of $31.3 million for the fourth quarter of 2011. Medicare revenue was $13.5 million for the fourth quarter of 2012, a 6% increase compared to Medicare revenue of $12.7 million for the fourth quarter of 2011.

Submitted Applications—Submitted applications for individual and family products increased 10% in the fourth quarter of 2012 to 113,600 applications, compared to 103,200 applications in the fourth quarter of 2011.

Membership—Total estimated membership at December 31, 2012 was 982,900 members, a 21% increase over estimated membership of 815,500 at December 31, 2011. Estimated individual and family plan membership was 709,700, a 5% increase over estimated membership of 675,000 at December 31, 2011. Estimated Medicare membership was 70,600, a 191% increase over estimated membership of 24,300 at December 31, 2011. Total approved members, including individual and family plan, Medicare plan and other product members, increased 34% to 186,700 members in the fourth quarter of 2012, compared to 139,600 in the fourth quarter of 2011.

Income from Operations—Operating income for the fourth quarter of 2012 was $4.3 million, compared to operating income of $4.4 million for the fourth quarter of 2011. Operating margins were 10% in both the fourth quarters of 2012 and 2011. Non-GAAP operating income for the fourth quarter of 2012 was $6.4 million, representing a  decrease of 3% compared to non-GAAP operating income of $6.6 million for the fourth quarter of 2011. Non-GAAP operating margins were 14%  and 15% in the fourth quarters of 2012 and 2011, respectively. Non-GAAP operating income and margins in the fourth quarter of 2012 exclude $0.4 million for an asset impairment charge, $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense. Non-GAAP operating income and margins in the fourth quarter of 2011 exclude $1.5 million of stock-based compensation expense and $0.8 million of intangible asset amortization expense.

EBITDA—EBITDA for the fourth quarter of 2012 was $6.6 million, representing a  decrease of 8% compared to EBITDA of $7.2 million for the fourth quarter of 2011.

Pre-tax Income—Pre-tax income for the fourth quarter of 2012 was $4.3 million, compared to pre-tax income of $4.4 million for the fourth quarter of 2011.

Net Income—Net income for the fourth quarter of 2012 was $2.4 million, or $0.11 per diluted share, compared to net income of $2.3 million, or $0.11 per diluted share for the fourth quarter of 2011. Non-GAAP net income for the fourth quarter of 2012 was $3.9 million, or $0.18 per diluted share, compared to non-GAAP net income of $3.7 million, or $0.18 per diluted share for the fourth quarter of 2011. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2012 exclude $0.4 million for an asset impairment charge, $1.3 million of stock-based compensation expense and $0.4 million of intangible asset amortization expense, less $0.7 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share in the fourth quarter of 2011 exclude $1.5 million of stock-based compensation expense and $0.8 million of intangible asset amortization expense, less $0.8 million for related income tax benefit.

Cash Flows—Cash flows from operations for the fourth quarter of 2012 were $5.2 million, representing a  106% increase compared to cash flows from operations of $2.5 million for the fourth quarter of 2011.

Fiscal 2012 Results

Revenue—Revenue totaled $155.5 million for the year ended December 31, 2012, a 3% increase compared to revenue of $151.6 million for the year ended December 31, 2011. Medicare revenue was approximately $31.3 million for the year ended December 31, 2012, a 53% increase compared to Medicare revenue of $20.4 million for the year ended December 31, 2011.

Income from Operations—Operating income for the year ended December 31, 2012 was $13.4 million, compared to operating income of $13.2 million for the year ended December 31, 2011. Operating margins were 9% for both years ended December 31, 2012 and 2011, respectively. Non-GAAP operating income for the year ended December 31, 2012 was $21.1 million, representing a decrease of 6% compared to non-GAAP operating income of $22.4 million for the year ended December 31, 2011. Non-GAAP operating margins were 14% and 15% in the years ended December 31, of 2012 and 2011, respectively. Non-GAAP operating income and margins for the year ended December 31, 2012 exclude $0.4 million for an asset impairment charge, $5.6 million of stock-based compensation expense and $1.6 million of intangible asset amortization expense. Non-GAAP operating income and margins for the year ended December 31, 2011 exclude $7.1  million of stock-based compensation expense and $2.0 million of intangible asset amortization expense.

EBITDA—EBITDA for the year ended December 31, 2012 was $23.1 million, compared to EBITDA of $24.7 million for the year ended December 31, 2011.

Pre-tax Income—Pre-tax income for the year ended December 31, 2012 was $13.5  million, compared to pre-tax income of $13.2 million for the year ended December 31, 2011.

Net Income—Net income for the year ended December 31, 2012 was $7.1 million, or $0.34 per diluted share, compared to net income for the year ended December 31, 2011 of $6.7 million, or $0.31 per diluted share. Non-GAAP net income for the year ended December 31, 2012 was $12.6 million, or $0.61 per diluted share, compared to non-GAAP net income of $12.8 million, or $0.59 per diluted share for the year ended December 31, 2011. Non-GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2012 exclude $0.4 million for an asset impairment charge, $5.6 million of stock-based compensation expense and $1.6 million of intangible asset amortization expense, less $2.2 million for related income tax benefit. Non-GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2011 exclude $7.1 million of stock-based compensation expense and $2.0 million of intangible asset amortization expense, less $3.0 million for related income tax benefit.

Cash Flows and Cash Balance—Cash flows from operations for the year ended December 31, 2012 were $24.9 million, representing a  10%  increase compared to $22.5 million for the year ended December 31, 2011.

Cash and cash equivalents as of December 31, 2012 totaled $140.8 million, compared to $123.6 million as of December 31, 2011. The increase in cash and cash equivalents reflects $24.9 million of cash generated by operating activities in the year ended December 31, 2012. Partially offsetting this increase was $6.2 million of cash consideration paid to a partner, whereby the partner transferred certain of its existing Medicare plan members to us as the broker of record on the underlying policies, and $9.4 million used to repurchase 0.6 million shares of our common stock in 2012 as part of our stock repurchase programs. In 2012, eHealth completed a $30 million share repurchase program at an average per share price of $13.78 and announced and started an additional $30 million share repurchase program.

2013 Guidance

eHealth is providing guidance for the full year ending December 31, 2013 based on information available as of February 14, 2013. These expectations are forward-looking statements and eHealth assumes no obligation to update these statements. Results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

•	Total revenue is expected to be in the range of $168 million to $174 million

•	Stock-based compensation expense is expected to be in the range of $6.0 million to $7.5 million

•	EBITDA* is expected to be in the range of $23 million to $29 million

•	Non-GAAP net income per diluted share** is expected to be in the range of $0.61 to $0.71 per share

*  EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

** Non-GAAP net income per diluted share is calculated by excluding stock-based compensation expense, intangible asset amortization expense and the estimated tax benefit relating to these expenses.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 14, 2013 at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time. The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing 866-783-2137 for domestic callers and 857-350-1596 for international callers. The participant passcode is 76455009. A telephone replay will be available two hours following the conclusion of the call for a period of 30 days and can be accessed by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. The call ID for the replay is 52162037. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) is the parent company of eHealthInsurance, America’s first and largest private health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealthInsurance offers thousands of individual, family and small business health plans underwritten by more than 180 of the nation's leading health insurance companies. eHealthInsurance is licensed to sell health insurance in all 50 states and the District of Columbia. Through the company’s eHealthTechnology solution (www.eHealthTechnology.com), eHealth is also a leading provider of health insurance exchange technology. eHealthTechnology’s exchange platform provides a suite of hosted e-commerce solutions that enable health plan providers, resellers and government entities to market and distribute products online. eHealth, Inc. also provides powerful online and pharmacy-based tools to help seniors navigate Medicare health insurance options, choose the right plan and enroll in select plans online through its wholly-owned subsidiary, PlanPrescriber.com (www.planprescriber.com) and through its Medicare website www.eHealthMedicare.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding future events, our future performance, guidance for total revenue, stock-based compensation expense, EBITDA, non-GAAP net income per diluted share for the year ending December 31, 2012,  the utility to our investors of the non-GAAP financial measures presented is this release, our expectations regarding our future stock-based compensation costs and purchased intangible asset amoritization costs, and our estimates regarding income tax benefits. These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made, including risks associated with the impact of healthcare reform and medical loss ratio requirements; eHealth’s ability to maintain its relationship with health insurance carriers; eHealth’s success in marketing and selling Medicare-related health insurance plans; eHealth’s ability to hire, train and retain licensed health insurance agents for its Medicare business; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; government disapproval of our use of marketing material, including call center scripts and our websites, to sell Medicare-related health insurance products; costs of acquiring new members; weak economic conditions; consumer awareness of the availability and accessibility of affordable health insurance; changes in member conversion rates; lack of membership growth and retention rates; changes in products offered on eHealth’s ecommerce platform; changes in commission rates or carrier underwriting practices; maintaining and enhancing eHealth’s brand identity; system failures, capacity constraints, data loss or online commerce security risks; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; dependence upon Internet search engines; reliance on marketing partners; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; competition; our operations in China; success of eHealth’s sponsorship and advertising business; the licensing of the use of eHealth’s technology or our performance of services pursuant to government contracts; protection of intellectual property and defense of intellectual property rights claims; legal liability, regulatory penalties and negative publicity;changes in our management and key employees; management of business expansion and diversification; seasonality; impact of acquisitions, including risks associated with not realizing anticipated synergies and opportunities with respect to PlanPrescriber, Inc.; underperformance by PlanPrescriber, Inc.; PlanPrescriber’s maintenance of its relationships with its pharmacy and other partners that serve as a source of Medicare-related leads; government approval of marketing material, including websites relating to PlanPrescriber partner Medicare product lead referrals; maintenance of proper and effective internal controls; impact of provisions for income taxes; changes in laws and regulations, including with respect to the marketing and sale of Medicare plans; compliance with insurance and other laws and regulations; exposure to security risks; and the performance, reliability and availability of eHealth’s ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov. eHealth does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with certain non-GAAP financial measures, including non-GAAP operating income; non-GAAP operating margins; earnings before interest, taxes, depreciation and amortization (EBITDA); non-GAAP net income and non-GAAP net income per diluted share.

•	Non-GAAP operating income consists of GAAP operating income excluding the following items:
▪	an asset impairment charge recorded in the fourth quarter of 2012,
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718, and
▪	intangible asset amortization expense.

•	Non-GAAP operating margins are calculated by dividing non-GAAP operating income by GAAP total revenue.

•

EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, including intangible asset amortization expense, other (income) expense, net and provision for income taxes to GAAP net income.

•	Non-GAAP net income consists of GAAP net income excluding the following items:

▪	an asset impairment charge recorded in the fourth quarter of 2012,
▪	the effects of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718,
▪	intangible asset amortization expense, and
▪	the related income tax benefits of these excluded expenses.

•	Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by GAAP weighted average diluted shares outstanding.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with the Company’s past financial reports. Management also believes that the exclusion of the items described above provides an additional measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate the Company’s ongoing operations. Externally, the Company believes that these non-GAAP financial measures are useful to investors in their assessment of the Company’s operating performance.

Non-GAAP operating income, non-GAAP operating margins, EBITDA, non-GAAP net income and non-GAAP net income per diluted share are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of the Company’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. The Company expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. The Company compensates for these limitations by prominently disclosing GAAP operating income, GAAP operating margins, GAAP net income and GAAP net income per diluted share and providing investors with reconciliations from the Company’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Investor Relations Contact:

Kate Sidorovich CFA

Vice President, Investor Relations

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3111

kate.sidorovich@ehealth.com

http://ir.ehealthinsurance.com

Media Contact:

Brian Mast

Vice President Communications

440 East Middlefield Road

Mountain View,  CA 94043

(650) 210-3149

brian.mast@ehealth.com

http://www.ehealthinsurance.com

(Tables to Follow)

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EHEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31, 2011	December 31, 2012
Assets	(1)	(unaudited)
Current assets:
Cash and cash equivalents	$123,607	$140,849
Accounts receivable	8,055	4,468
Deferred income taxes	4,622	4,098
Prepaid expenses and other current assets	3,377	6,643
Total current assets	139,661	156,058
Property and equipment, net	4,631	6,185
Deferred income taxes	3,390	2,928
Other assets	5,641	8,123
Intangible assets, net	10,526	8,911
Goodwill	14,096	14,096
Total assets	$177,945	$196,301

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,391	$6,123
Accrued compensation and benefits	7,904	8,244
Accrued marketing expenses	6,195	3,941
Deferred revenue	314	926
Other current liabilities	1,547	1,575
Total current liabilities	18,351	20,809
Non-current liabilities	3,920	4,625

Stockholders’ equity:
Common stock	26	27
Additional paid-in capital	215,364	232,903
Treasury stock, at cost	(81,557)	(90,991)
Retained earnings	21,661	28,743
Accumulated other comprehensive income	180	185
Total stockholders’ equity	155,674	170,867
Total liabilities and stockholders’ equity	$177,945	$196,301

(1)	The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date.

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2011	2012	2011	2012

Revenue
Commission	$31,276	$37,305	$120,321	$130,663
Other	11,844	8,000	31,327	24,810
Total revenue	43,120	45,305	151,648	155,473
Operating costs and expenses:
Cost of revenue	1,353	1,245	8,340	4,783
Marketing and advertising (1)	18,474	18,647	56,877	57,789
Customer care and enrollment (1)	6,633	9,130	22,898	30,282
Technology and content (1)	5,224	5,388	21,657	21,406
General and administrative (1)	6,294	6,231	26,593	26,169
Amortization of intangible assets	765	354	2,046	1,615
Total operating costs and expenses	38,743	40,995	138,411	142,044
Income from operations	4,377	4,310	13,237	13,429
Other income (expense), net	8	(18)	(53)	23
Income before provision for income taxes	4,385	4,292	13,184	13,452
Provision for income taxes	2,125	1,845	6,460	6,370
Net income	$2,260	$2,447	$6,724	$7,082

Net income per share:
Basic	$0.11	$0.12	$0.32	$0.36
Diluted	$0.11	$0.11	$0.31	$0.34

Weighted-average number of shares used in per share amounts:
Basic	20,006	20,331	20,947	19,867
Diluted	20,889	21,319	21,703	20,753

(1) Includes stock-based compensation as follows:
Marketing and advertising	$188	$283	$962	$1,215
Customer care and enrollment	80	78	344	321
Technology and conent	333	238	1,669	1,021
General and administrative	873	697	4,121	3,065
Total	$1,474	$1,296	$7,096	$5,622

EHEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2011	2012	2011	2012

Operating activities
Net income	$2,260	$2,447	$6,724	$7,082
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(48)	1,056	914	1,071
Depreciation and amortization	559	671	2,358	2,411
Amortization of book-of-business consideration	477	734	843	2,724
Amortization of intangible assets	765	354	2,046	1,615
Stock-based compensation expense	1,474	1,296	7,096	5,622
Deferred rent	(10)	125	(3)	175
Loss on disposal of fixed assets	-	-	38	1
Changes in operating assets and liabilities:
Accounts receivable	(4,315)	(1,212)	3,383	3,587
Prepaid expenses and other assets	387	(441)	1,769	(1,097)
Accounts payable	(294)	1,552	(1,948)	3,732
Accrued compensation and benefits	(92)	(577)	363	336
Accrued marketing expenses	1,860	78	2,551	(2,254)
Deferred revenue	(839)	589	(2,471)	979
Other current liabilities	353	(1,434)	(1,122)	(1,093)
Net cash provided by operating activities	2,537	5,238	22,541	24,891

Investing activities
Purchases of property and equipment	(475)	(725)	(2,407)	(3,853)
Book of business transfers	(284)	-	(4,190)	(6,243)
Net cash used in investing activities	(759)	(725)	(6,597)	(10,096)

Financing activities
Net proceeds from exercise of common stock options	715	4,431	899	8,445
Cash used to net-share settle equity awards	(4)	(2)	(552)	(993)
Excess tax benefits from stock-based compensation	1,956	2,108	4,690	4,466
Repurchase of common stock	(7,322)	(993)	(25,355)	(9,434)
Principle payments in connection with capital leases	(17)	(13)	(63)	(44)
Net cash (used in) provided by financing activities	(4,672)	5,531	(20,381)	2,440

Effect of exchange rate changes on cash and cash equivalents	-	5	(30)	7

Net increase (decrease) in cash and cash equivalents	(2,894)	10,049	(4,467)	17,242
Cash and cash equivalents at beginning of period	126,501	130,800	128,074	123,607
Cash and cash equivalents at end of period	$123,607	$140,849	$123,607	$140,849

EHEALTH, INC.

SUMMARY OF SELECTED METRICS

(Unaudited)

,237

Key Metrics:	Three Months Ended December 31, 2011	Three Months Ended December 31, 2012

Operating cash flows (1)	$2,537,000	$5,238,000

IFP submitted applications (2)	103,200	113,600

IFP approved members (3)	85,500	93,600
Total approved members (4)	139,600	186,700

Commission revenue (5)	$31,276,000	$37,305,000
Commission revenue per estimated member for the period (6)	$38.47	$39.07

	As of December 31, 2011	As of December 31, 2012

IFP estimated membership (7)	675,000	709,700
Medicare estimated membership (8)	24,300	70,600
Other estimated membership (9)	116,200	202,600
Total estimated membership (10)	815,500	982,900

Other Metrics:	Three Months Ended December 31, 2011	Three Months Ended December 31, 2012

Source of IFP submitted applications (as a percentage of total IFP applications for the period):
Direct (11)	43%	49%
Marketing partners (12)	33%	33%
Online advertising (13)	24%	18%
Total	100%	100%

Notes:

(1)	Net cash provided by operating activities for the period from the condensed consolidated statements of cash flows.
(2)

IFP applications submitted on eHealth’s website during the period. Applications are counted as submitted when the applicant completes the application, provides a method for payment and clicks the submit button on our website and submits the application to us. The applicant generally has additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information and providing an electronic signature. In addition, an applicant may submit more than one application. We include applications for IFP products for which we receive commissions as well as other forms of payment. We define our “IFP” offerings as major medical individual and family health insurance plans, which does not include small business, short-term major medical, stand-alone dental, life, student or Medicare-related health insurance plans.

(3)	New IFP members reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.

(4)	New members for all products reported to eHealth as approved during the period. Some members that are approved by a carrier do not accept the approval and therefore do not become paying members.
(5)	Commission revenue (from all sources) recognized during the period from the condensed consolidated statements of income.

(6)

Calculated as commission revenue recognized during the period (see note (5) above) divided by average estimated membership for the period (calculated as beginning and ending estimated membership for all products for the period, divided by two). See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(7)

Estimated number of members active on IFP insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(8)

Estimated number of members active on Medicare insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(9)

Estimated number of members active on insurance policies other than IFP and Medicare policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(10)

Estimated number of members active on all insurance policies as of the date indicated. See our Form 10-K for the year ended December 31, 2011 – Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Summary of Selected Metrics for additional information regarding our calculation of estimated membership.

(11)

Percentage of IFP submitted applications from applicants who came directly to the eHealth website through algorithmic search engine results or otherwise. See note (2) above for further information as to what constitutes a submitted application.

(12)

Percentage of IFP submitted applications from applicants sourced through eHealth’s network of marketing partners. See note (2) above for further information as to what constitutes a submitted application.

(13)

Percentage of IFP submitted applications from applicants sourced through paid search and other online advertising activities. See note (2) above for further information as to what constitutes a submitted application.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$37,305	82%	$-	$37,305	82%
Sponsorship, licensing and other	8,000	18	-	8,000	18
Total revenue	45,305	100	-	45,305	100
Operating costs and expenses:
Cost of revenue-sharing (1)	1,245	3	(435)	810	2
Marketing and advertising (2)	18,647	41	(283)	18,364	41
Customer care and enrollment (2)	9,130	20	(78)	9,052	20
Technology and content (2)	5,388	12	(238)	5,150	11
General and administrative (2)	6,231	14	(697)	5,534	12
Amortization of intangible assets (3)	354	1	(354)	-	-
Total operating costs and expenses	40,995	90	(2,085)	38,910	86
Income from operations	4,310	10	2,085	6,395	14
Other income, net	(18)	(0)	-	(18)	(0)
Income before provision for income taxes	4,292	9	2,085	6,377	14
Provision for income taxes (4)	1,845	4	662	2,507	6
Net income (5)	$2,447	5%	$1,423	$3,870	9%

Net income per share: (5)
Basic – common stock	$0.12		$0.07	$0.19
Diluted – common stock	$0.11		$0.07	$0.18

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,331		20,331	20,331
Diluted – common stock	21,319		21,319	21,319

Explanation of adjustments

(1)	Non-GAAP results exclude an asset impairment charge.

(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.

(5)

Non-GAAP net income and non-GAAP net income per share exclude the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above, intangible asset amortization expense listed in note (3) above, less the estimated income tax benefit listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE THREE MONTHS ENDED DECEMBER 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Three Months Ended December 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$31,276	73%	$—	$31,276	73%
Sponsorship, licensing and other	11,844	27	—	11,844	27
Total revenue	43,120	100	—	43,120	100
Operating costs and expenses:
Cost of revenue-sharing	1,353	3	—	1,353	3
Marketing and advertising (1)	18,474	43	(188)	18,286	42
Customer care and enrollment (1)	6,633	15	(80)	6,553	15
Technology and content (1)	5,224	12	(333)	4,891	11
General and administrative (1)	6,294	15	(873)	5,421	13
Amortization of intangible assets (2)	765	2	(765)	—	—
Total operating costs and expenses	38,743	90	(2,239)	36,504	85
Income from operations	4,377	10	2,239	6,616	15
Other income, net	8	0	—	8	0
Income before provision for income taxes	4,385	10	2,239	6,624	15
Provision for income taxes (3)	2,125	5	773	2,898	7
Net income (4)	$2,260	5%	$1,466	$3,726	9%

Net income per share: (4)
Basic – common stock	$0.11		$0.08	$0.19
Diluted – common stock	$0.11		$0.07	$0.18

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,006		20,006	20,006
Diluted – common stock	20,889		20,889	20,889

Explanation of adjustments

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE YEAR FISCAL ENDED DECEMBER 31, 2012

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2012
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$130,663	84%	$-	$130,663	84%
Sponsorship, licensing and other	24,810	16	-	24,810	16
Total revenue	155,473	100	-	155,473	100
Operating costs and expenses:
Cost of revenue-sharing (1)	4,783	3	(435)	4,348	3
Marketing and advertising (2)	57,789	37	(1,215)	56,574	36
Customer care and enrollment (2)	30,282	19	(321)	29,961	19
Technology and content (2)	21,406	14	(1,021)	20,385	13
General and administrative (2)	26,169	17	(3,065)	23,104	15
Amortization of intangible assets (3)	1,615	1	(1,615)	-	-
Total operating costs and expenses	142,044	91	(7,672)	134,372	86
Income from operations	13,429	9	7,672	21,101	14
Other income, net	23	0	-	23	0
Income before provision for income taxes	13,452	9	7,672	21,124	14
Provision for income taxes (4)	6,370	4	2,161	8,531	5
Net income (5)	$7,082	5%	$5,511	$12,593	8%

Net income per share: (5)
Basic – common stock	$0.36		$0.27	$0.63
Diluted – common stock	$0.34		$0.27	$0.61

Weighted-average number of shares used in per share amounts:
Basic – common stock	19,867		19,867	19,867
Diluted – common stock	20,753		20,753	20,753

Explanation of adjustments

.1

(1)	Non-GAAP results exclude an asset impairment charge.
(2)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(3)	Non-GAAP results exclude intangible asset amortization expense.
(4)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above and intangible asset amortization expense listed in note (3) above.

(5)

Non-GAAP net income and non-GAAP net income per share exclude the asset impairment charge listed in note (1) above, stock-based compensation expense listed in note (2) above, intangible asset amortization expense listed in note (3) above, less the estimated income tax benefit listed in note (4) above.

EHEALTH, INC.

GAAP TO NON-GAAP RECONCILIATION

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

(In thousands, except per share amounts, unaudited)

Statement of Income Reconciliation

	Fiscal Year Ended December 31, 2011
	GAAP Reported	GAAP Percent of Total Revenue	Adjustments	Non-GAAP Results	Non-GAAP Percent of Total Revenue

Revenue:
Commission	$120,321	79%	$—	$120,321	79%
Sponsorship, licensing and other	31,327	21	—	31,327	21
Total revenue	151,648	100		151,648	100
Operating costs and expenses:
Cost of revenue-sharing	8,340	5	—	8,340	6
Marketing and advertising (1)	56,877	38	(962)	55,915	37
Customer care and enrollment (1)	22,898	15	(344)	22,554	15
Technology and content (1)	21,657	14	(1,669)	19,988	13
General and administrative (1)	26,593	18	(4,121)	22,472	15
Amortization of intangible assets (2)	2,046	1	(2,046)	—	—
Total operating costs and expenses	138,411	91	(9,142)	129,269	85
Income from operations	13,237	9	9,142	22,379	15
Other income (expense), net	(53)	(0)	—	(53)	(0)
Income before provision for income taxes	13,184	9	9,142	22,326	15
Provision for income taxes (3)	6,460	4	3,044	9,504	6
Net income (4)	$6,724	4%	$6,098	$12,822	8%

Net income per share: (4)
Basic – common stock	$0.32		$0.29	$0.61
Diluted – common stock	$0.31		$0.28	$0.59

Weighted-average number of shares used in per share amounts:
Basic – common stock	20,947		20,947	20,947
Diluted – common stock	21,703		21,703	21,703

Explanation of adjustments

.0

(1)	Non-GAAP results exclude the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP results exclude intangible asset amortization expense.
(3)

Non-GAAP provision for income taxes excludes the estimated income tax benefits related to stock-based compensation expense listed in note (1) above and intangible asset amortization expense listed in note (2) above.

(4)

Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense listed in note (1) above, intangible asset amortization expense listed in note (2) above, less the estimated income tax benefit listed in note (3) above.

EHEALTH, INC.

GAAP NET INCOME TO NON-GAAP EBITDA RECONCILIATION

FOR THE THREE MONTHS AND FISCAL YEARS ENDED DECEMBER 31, 2011 AND 2012

(In thousands, unaudited)

EBITDA Reconciliation
	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2011	2012	2011	2012

Net income	$2,260	$2,447	$6,724	$7,082
Stock-based compensation expense (1)	1,474	1,296	7,096	5,622
Depreciation and amortization (2)	559	671	2,358	2,411
Amortization of intangible assets (2)	765	354	2,046	1,615
Other (income) expense, net (3)	(8)	18	53	(23)
Provision for income taxes (4)	2,125	1,845	6,460	6,370
EBITDA	$7,175	$6,631	$24,737	$23,077

Explanation of adjustments

Amortization of book-of-business
(1)	Non-GAAP EBITDA excludes the effect of expensing stock-based compensation related to stock options and restricted stock units in accordance with FASB ASC Topic 718.
(2)	Non-GAAP EBITDA excludes depreciation and amortization expense, including intangible asset amortization expense.
(3)	Non-GAAP EBITDA excludes other income (expense), net.
(4)	Non-GAAP EBITDA excludes income tax expense.